EXHIBIT 10.45

MidCap Funding III, LLC
         7255 Woodmont Ave., Suite 200
            Bethesda, Maryland 20814

February 27, 2013

Tribute Pharmaceuticals Canada Inc.
57 Martin Street
Milton, Ontario, Canada, L9T 2R1
Attention: Rob Harris

Re:	Termination of Canadian Collateral Pledge Agreement

Dear Mr. Harris:

Reference is made to that certain Canadian Collateral Pledge Agreement (“Pledge”) dated as of May 11, 2012  by and between Stellar Pharmaceuticals Inc. (“Pledgor”) and MidCap Funding III, LLC in its capacity as agent (and in such capacity, together with its successors and assigns, “Agent”).  Capitalized terms used herein without definition shall have the meanings set forth in the Pledge.

On October 1, 2012, the Borrowers (including Pledgor) amalgamated with each other to form Stellar Pharmaceuticals Inc. (“Amalco No. 1”), a corporation governed by the laws of Ontario (“Amalgamation No. 1”).  On January 1, 2013,  Amalco No. 1 amalgamated with Tribute Pharmaceuticals Canada Inc., an Ontario corporation, to form Tribute Pharmaceuticals Canada Inc.

As a result of Amalgamation No. 1, Amalco No. 1 no longer had any subsidiaries.  Accordingly, Agent hereby terminates the obligations of Pledgor under the Pledge and returns to Tribute Amalco all original equity certificates in the possession of Agent.

Very truly yours,

MIDCAP FUNDING III, LLC

By:	/s/ Luis Viera
Name: Luis Viera
Title: Managing Director

Enclosures